Exhibit 99.1

Cambium Networks Reports Third Quarter 2021 Financial Results

•	Revenues of $75.9 million, decreased 18% sequentially, up 4% year-over-year
•	Gross margin of 47.4%, non-GAAP(1) gross margin of 47.8%
•	Operating income of $5.8 million, non-GAAP operating income of $8.7 million
•	Net income of $4.6 million or $0.16 per diluted share, non-GAAP(1) net income of $6.7 million or $0.23 per diluted share
•	Adjusted EBITDA(1) of $9.6 million or 12.6% of revenues

ROLLING MEADOWS, Ill., Nov. 4, 2021 — Cambium Networks Corporation (“Cambium Networks”) (NASDAQ: CMBM), a leading provider of wireless networking infrastructure solutions, today announced financial results for the third quarter 2021 ended September 30, 2021.

	GAAP			Non-GAAP (1)
(in millions, except percentages)	Q3 2021	Q2 2021	Q3 2020	Q3 2021	Q2 2021	Q3 2020
Revenues	$75.9	$92.7	$73.0	$75.9	$92.7	$73.0
Gross margin	47.4%	49.7%	49.4%	47.8%	50.0%	49.7%
Operating margin	7.7%	15.4%	10.0%	11.4%	18.9%	14.6%
Adjusted EBITDA margin				12.6%	19.9%	15.6%

Refer to Supplemental Financial Information accompanying this press release for a reconciliation of GAAP to non-GAAP numbers and for reconciliation of adjusted EBITDA for the third quarter ended September 30, 2021.

“While demand remained strong, we are clearly disappointed with our third quarter results due to greater than anticipated global supply constraints impacting the procurement and shipments of products,” said Atul Bhatnagar, president and CEO. “Multiple growth drivers remain intact for the future success of both our fixed wireless broadband and enterprise Wi-Fi solutions, including our multi-gigabit products and our cloud-first software solutions. We expect increased scale should benefit Cambium’s future operating results, and we remain focused on judiciously managing our costs, while continuing to invest in innovative products to maintain our technology edge.”

Bhatnagar continued, “Cambium celebrated its 10th anniversary as a standalone company this October. We have built an innovative, sustainable, and prosperous business over the past decade, and remain excited about the next wave of multi-gigabit millimeter wave technology about to be unleashed in the upcoming months and years ahead. Cambium continues to work diligently with different governments, enterprises, and agencies to deploy our affordable wireless solutions.”

Revenues of $75.9 million for the third quarter 2021 increased $2.9 million year-over-year primarily as a result of increased demand for Point-to-Multi-Point and enterprise Wi-Fi solutions due to service providers continuing to scale networks due to requests for increased capacity and new product introductions, offset by lower Point-to-Point revenues from lower federal business. Revenues for the third quarter 2021 decreased by $16.8 million compared to $92.7 million for the second quarter 2021, primarily as a result of lower revenues for Point-to-Multi-Point and Point-to-Point products, as well as enterprise Wi-Fi solutions, due to global supply constraints negatively impacting shipments of products.

GAAP gross margin for the third quarter 2021 was 47.4%, compared to 49.4% for the third quarter 2020, and 49.7% for the second quarter 2021. GAAP operating income for the third quarter 2021 was $5.8 million, compared to $7.3 million for the third quarter 2020, and $14.3 million for the second quarter 2021. GAAP net income for the third quarter 2021 was $4.6 million, or net earnings of $0.16 per diluted share, compared to net income of $5.6 million, or net earnings of $0.21 per diluted share for the third quarter 2020, and net income of $11.5 million, or net earnings of $0.40 per diluted share for the second quarter 2021.

Non-GAAP gross margin for the third quarter 2021 was 47.8%, compared to 49.7% for the third quarter 2020, and 50.0% for the second quarter 2021. Non-GAAP operating income for the third quarter 2021 was $8.7 million, compared to $10.6 million for the third quarter 2020, and $17.5 million for second quarter 2021. Non-GAAP net income for the third quarter 2021 was $6.7 million, or $0.23 per diluted share, compared to $7.8 million, or $0.29 per diluted share for the third quarter 2020, and $12.9 million, or $0.45 per diluted share for the second quarter 2021. For the third quarter 2021, adjusted EBITDA was $9.6 million or 12.6% of revenues, compared to adjusted EBITDA of $11.4 million or 15.6% of revenues for the third quarter 2020, and $18.4 million or 19.9% of revenues for the second quarter 2021.

Cash provided by operating activities was $11.8 million for the third quarter 2021, compared to $16.4 million for the third quarter 2020, and $20.1 million for the second quarter 2021. Cash totaled $58.6 million as of September 30, 2021, $8.5 million higher than September 30, 2020, due primarily to improving net income during the current year, strong working capital management, offset by the paydown of $27.1 million of debt. The $7.2 million increase in cash balance from June 30, 2021, primarily reflects the positive impact from net income and improved working capital management.

Third Quarter 2021 Highlights

•	Revenues of $75.9 million, up 4% year-over-year.
•	GAAP net income of $4.6 million or $0.16 per diluted share, and non-GAAP net income of $6.7 million or $0.23 per diluted share.
•	Adjusted EBITDA of $9.6 million or 12.6% of revenues, compared to $11.4 million or 15.6% of revenues for the third quarter 2020.
•	Point-to-Multi-Point revenues of $50.1 million, increased 16% year-over-year.
•	Point-to-Point revenues of $13.9 million, decreased 23% year-over-year.
•	Enterprise Wi-Fi revenues of $10.7 million, increased 8% year-over-year.
•	Increased net new channel partners by over 2,270 year-over-year, an increase of 27%.
•	Devices under cnMaestro® Cloud management increased 47% year-over-year.
•	In October Cambium Networks celebrated its 10th anniversary since becoming a standalone company.

Taking into account our current visibility, the financial outlook as of November 4, 2021, for the fourth quarter ending December 31, 2021, is expected to be as follows:

Fourth Quarter 2021 Financial Outlook

•	Revenues between $73.5-$77.5 million
•	GAAP gross margin between 45.3%-46.8%; and non-GAAP gross margin between 45.5%-47.0%
•	GAAP operating expenses between $31.1-$32.1 million; and non-GAAP operating expenses between $28.5-$29.5 million
•	GAAP operating income between $2.2-$4.2 million; and non-GAAP operating income between $4.9-$6.9 million
•	Interest expense, net of approximately $0.9 million
•	GAAP net income between $1.2-$2.9 million or between $0.04 and $0.10 per diluted share; and non-GAAP net income between $3.3-$4.8 million or between $0.11 and $0.17 per diluted share
•	Adjusted EBITDA between $5.8-$7.8 million; and adjusted EBITDA margin between 7.9%-10.1%
•	GAAP effective tax rate of approximately 10.0%-12.0%; and non-GAAP effective tax rate of approximately 19.0%-21.0%
•	Approximately 28.8 million weighted average diluted shares outstanding

Cash requirements are expected to be as follows:

•	Cash flow interest expense: approximately $0.4 million
•	Capital expenditures: $2.0-$2.3 million

Cambium Networks financial outlook does not include the potential impact of any possible future financial transactions, acquisitions, pending legal matters, or other transactions.  Accordingly, Cambium Networks only includes such items in the company’s financial outlook to the extent they are reasonably foreseeable; however, actual results may differ materially from the outlook.

Conference Call and Webcast

Cambium Networks will host a live webcast and conference call to discuss its financial results at 4:30 p.m. ET today, Thursday November 4, 2021. To access the live conference call by phone, listeners should dial +1(877) 288-4394 in the U.S. or Canada and +1(470) 495-9483 for international callers, referencing conference ID number 6175585. To join the live webcast and view additional materials, listeners should access the investor page of Cambium Networks website at https://investors.cambiumnetworks.com/. Following the live webcast, a replay will be available on the investor page of Cambium Networks website for a period of one year. A replay of the conference call will be available for 48 hours soon after the call by phone by dialing +1(855) 859-2056 in the U.S. or Canada and +1(404) 537-3406 for international callers, using the conference ID number 6175585.

In addition, Cambium Networks President and CEO, Atul Bhatnagar, will present and hold one-on-one meetings with investors including Tuesday Nov. 16, 2021, at the Needham Virtual Security, Networking and Communications Conference; Wednesday Nov. 17, 2021, at the ROTH Capital Virtual Technology Conference; Monday Dec. 6, 2021 at the Raymond James Virtual Technology Investors Conference; and Tuesday Dec. 14, 2021 at the Oppenheimer Technology 5G Summit.

All conferences and meetings will be held virtually. To join the live webcasts for the conferences, listeners should access the investor page of Cambium Networks website https://investors.cambiumnetworks.com/.  Following the live webcast, a replay will be available in the event archives at the same web address.

About Cambium Networks

Cambium Networks delivers wireless communications that work for businesses, communities, and cities worldwide. Millions of our radios are deployed to connect people, places and things with a unified wireless fabric that spans multiple standards and frequencies of fixed wireless and Wi-Fi, all managed centrally via the cloud. Our multi-gigabit wireless fabric offers a compelling value proposition over traditional fiber and alternative wireless solutions. We work with our Cambium certified ConnectedPartners to deliver purpose-built networks for service provider, enterprise, industrial, and government connectivity solutions in urban, suburban, and rural environments, with wireless that just works.

Cautionary Note Regarding Forward-Looking Statements

This release contains certain forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact contained in this document, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this document are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this document and are subject to a number of risks, uncertainties and assumptions including those described in the “Risk factors” section of our 2020 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2021 and most recent Quarterly Report on Form 10-Q filed on August 9, 2021. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Some of the key factors that could cause actual results to differ from our expectations include: the unpredictability of our operating results; the impact of the global shortage of certain components including semiconductor chipsets, the constraint in global shipping and logistics; our inability to predict and respond to emerging technological trends and network operators’ changing needs; risks presented by the global COVID-19 pandemic, which could significantly disrupt our manufacturing, sales and other operations and negatively impact our financial results; our reliance on third-party manufacturers, which subjects us to risks of product delivery delays and reduced control over product costs and quality; our reliance on distributors and value-added resellers for the substantial majority of our sales; the inability of our third-party logistics and warehousing providers to deliver products to our channel partners and network operators in a timely manner; the quality of our support and services offerings; our or our distributors’ and channel partners’ inability to attract new network operators or sell additional products to network operators that currently use our products; the technological complexity of our products, which may contain undetected hardware defects or software bugs; our channel partners’ inability to effectively manage inventory of our products, timely resell our products or estimate expected future demand; our inability to manage our growth and expand our operations; unpredictability of sales and revenues due to lengthy sales cycles; our inability to maintain an effective system of internal controls, produce timely and accurate financial statements or comply with applicable regulations; our reliance on the availability of third-party licenses; risks associated with international sales and operations; current or future unfavorable economic conditions, both domestically and in foreign markets and political tensions among the U.S. and China; and our inability to obtain intellectual property protections for our products.

Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise.

CAMBIUM NETWORKS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(Unaudited)
	Three months ended
	September 30, 2021	June 30, 2021	September 30, 2020

Revenues	$75,920	$92,709	$72,971
Cost of revenues	39,900	46,617	36,902
Gross profit	36,020	46,092	36,069
Gross margin	47.4%	49.7%	49.4%
Operating expenses
Research and development	12,082	12,617	10,213
Sales and marketing	9,938	9,718	8,293
General and administrative	6,640	7,896	8,604
Depreciation and amortization	1,548	1,564	1,643
Total operating expenses	30,208	31,795	28,753
Operating income	5,812	14,297	7,316
Operating margin	7.7%	15.4%	10.0%
Interest expense, net	752	1,316	1,259
Other expense, net	88	79	318
Income before income taxes	4,972	12,902	5,739
Provision for income taxes	355	1,385	144
Net income	$4,617	$11,517	$5,595

Earnings per share
Basic	$0.17	$0.44	$0.22
Diluted	$0.16	$0.40	$0.21
Weighted-average number of shares outstanding to compute earnings per share
Basic	26,540,843	26,365,207	25,691,357
Diluted	28,639,177	28,909,348	26,346,673

Share-based compensation included in costs and expenses:
Cost of revenues	$39	$50	$16
Research and development	834	842	396
Sales and marketing	540	539	251
General and administrative	663	667	291
Total share-based compensation expense	$2,076	$2,098	$954

CAMBIUM NETWORKS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share information)
(Unaudited)
	September 30, 2021	December 31, 2020
ASSETS
Current assets
Cash	$58,596	$62,472
Accounts receivable, net of allowance of $723 and $919	70,584	58,114
Inventories, net	28,789	33,962
Recoverable income taxes	1,262	1,420
Prepaid expenses	5,239	4,143
Other current assets	4,408	5,024
Total current assets	168,878	165,135

Noncurrent assets
Property and equipment, net	10,296	7,535
Software, net	5,000	3,438
Operating lease assets	5,227	5,083
Intangible assets, net	11,240	12,895
Goodwill	9,842	9,842
Deferred tax assets, net	7,961	1,537
Other noncurrent assets	568	288
TOTAL ASSETS	$219,012	$205,753
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$24,882	$30,859
Accrued liabilities	18,827	20,160
Employee compensation	13,465	14,911
Current portion of long-term external debt, net	—	29,201
Deferred revenues	7,257	6,471
Other current liabilities	5,586	6,009
Total current liabilities	70,017	107,611
Noncurrent liabilities
Long-term external debt, net	30,249	24,957
Deferred revenues	5,308	4,448
Noncurrent operating lease liabilities	3,999	3,332
Deferred tax liabilities, net	9	9
Other noncurrent liabilities	1,978	2,009
Total liabilities	111,560	142,366
Shareholders' equity
Share capital; $0.0001 par value; 500,000,000 shares authorized at December 31, 2020 and September 30, 2021; 26,034,629 outstanding at December 31, 2020 and 26,639,483 shares outstanding at September 30, 2021	3	3
Additional paid in capital	120,603	109,837
Treasury shares, at cost, 146,718 shares at September 30, 2021 and 92,146 shares at December 31, 2020	(3,663)	(1,090)
Accumulated deficit	(8,805)	(44,799)
Accumulated other comprehensive loss	(686)	(564)
Total shareholders’ equity	107,452	63,387
TOTAL LIABILITIES AND EQUITY	$219,012	$205,753

CAMBIUM NETWORKS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	September 30, 2021	June 30, 2021	September 30, 2020
Cash flows from operating activities:
Net income	$4,617	$11,517	$5,595
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,775	1,751	1,807
Amortization of debt issuance costs	86	440	136
Share-based compensation	2,076	2,098	954
Deferred income taxes	(805)	748	(434)
Provision for inventory excess and obsolescence	85	(60)	881
Other	(159)	14	433
Change in assets and liabilities:
Receivables	10,092	(10,881)	(1,536)
Inventories	(481)	3,102	156
Prepaid expenses	(1,504)	3,500	(243)
Accounts payable	(5,628)	5,295	5,156
Accrued employee compensation	1,652	2,565	2,915
Other assets and liabilities	13	49	565
Net cash provided by operating activities	11,819	20,138	16,385
Cash flows from investing activities:
Purchase of property and equipment	(2,233)	(1,150)	(890)
Purchase of software	(992)	(801)	(485)
Net cash used in investing activities	(3,225)	(1,951)	(1,375)
Cash flows from financing activities:
Repayment of term loan	(2,500)	(19,572)	(2,500)
Issuance of ordinary shares	—	833	—
Taxes paid related to net share settlement of equity awards	(69)	(622)	(15)
Proceeds from share option exercises	1,196	1,374	163
Net cash used in financing activities	(1,373)	(17,987)	(2,352)
Effect of exchange rate on cash	(22)	15	18
Net increase in cash	7,199	215	12,676
Cash, beginning of period	51,397	51,182	37,444
Cash, end of period	$58,596	$51,397	$50,120

Supplemental disclosure of cash flow information:
Income taxes paid	$194	$287	$1,205
Interest paid	$424	$631	$925

CAMBIUM NETWORKS CORPORATION
SUPPLEMENTAL FINANCIAL INFORMATION
(In thousands)
(Unaudited)

REVENUES BY PRODUCT TYPE
	Three Months Ended
	September 30, 2021	June 30, 2021	September 30, 2020
Point-to-Multi-Point	$50,144	$59,796	$43,342
Point-to-Point	13,890	14,066	17,967
Wi-Fi	10,734	18,297	9,949
Other	1,152	550	1,713
Total Revenues	$75,920	$92,709	$72,971

REVENUES BY REGION
	Three Months Ended
	September 30, 2021	June 30, 2021	September 30, 2020
North America	$36,564	$49,346	$38,656
Europe, Middle East and Africa	23,414	24,943	20,250
Caribbean and Latin America	7,993	12,152	9,138
Asia Pacific	7,949	6,268	4,927
Total Revenues	$75,920	$92,709	$72,971

Use of non-GAAP (Adjusted) Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States (GAAP), we provide additional financial metrics that are not prepared in accordance with GAAP (non-GAAP), including Adjusted EBITDA, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income and non-GAAP operating margin, non-GAAP pre-tax income, non-GAAP provision for income taxes, non-GAAP net income, and non-GAAP fully weighted basic and diluted shares. Management uses these non-GAAP financial measures, in addition to GAAP financial measures, to understand and compare operating results across accounting periods, for financial and operational decision making, for planning and forecasting purposes, to measure executive compensation and to evaluate our financial performance. We believe that these non-GAAP financial measures help us to identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude in the calculations of the non-GAAP financial measures.

We believe that these financial measures reflect our ongoing business in a manner that allows for meaningful comparisons and analysis of trends in the business and provides useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects. Although the calculation of non-GAAP financial measures may vary from company to company, our detailed presentation may facilitate analysis and comparison of our operating results by management and investors with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results in their public disclosures. These non-GAAP financial measures are discussed below.

Adjusted EBITDA is defined as net income as reported in our consolidated statements of income excluding the impact of (i) interest expense (income), net; (ii) income tax provision (benefit); (iii) depreciation and amortization expense; (iv) nonrecurring legal expenses, (v) share-based compensation expense, (vi) secondary offering expenses, (vii) one-time acquisition costs, and (viii) restructuring expenses. EBITDA is widely used by securities analysts, investors and other interested parties to evaluate the profitability of companies. EBITDA eliminates potential differences in performance caused by variations in capital structures (affecting net finance costs), tax positions (such as the availability of net operating losses against which to relieve taxable profits), the cost and age of tangible assets (affecting relative depreciation expense) and the extent to which intangible assets are identifiable (affecting relative amortization expense). We adjust EBITDA to also exclude nonrecurring legal expenses since this is one-time in nature and does not reflect our ongoing operations. We adjust EBITDA for share-based compensation expense which is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Cambium Networks control. As a result, management excludes this item from Cambium Networks internal operating forecasts and models. We also adjust EBITDA to exclude one-time acquisition costs and restructuring expenses and secondary offering expenses as these relate to events outside of the ordinary course of continuing operations and to provide a more accurate comparison of our ongoing business results.

Non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income and non-GAAP operating margin, non-GAAP effective tax rate and non-GAAP net income are used as a supplement to our unaudited condensed consolidated financial statements presented in accordance with GAAP.  We believe these non-GAAP measures are the most meaningful for period-to-period comparisons because they exclude the impact of share-based compensation expense, restructuring expenses and secondary offering expenses, nonrecurring legal expenses, write-down of debt issuance costs upon prepayment of debt amortization of acquired intangibles, and amortization of capitalized software costs as we do not consider these costs and expenses to be indicative of our ongoing operations.

Share-based compensation expense and associated employment taxes paid are excluded. Management may issue different types of awards, including share options, restricted share awards and restricted share units, as well as awards with performance or other market characteristics, and excludes the associated expense in this non-GAAP measure. Share-based compensation expense is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Cambium Networks control while the associated employment taxes are cash-based expenses that vary in amount from period-to-period and are dependent on market forces as well as jurisdictional tax regulations that are often beyond Cambium Networks control.

Nonrecurring legal expenses include settlements of existing or threatened litigation. Secondary offering expenses were incurred by Cambium Networks associated with the registration and sale in June 2021 of 2,000,000 ordinary shares held by Vector Capital and during December 2020 of 2,500,000 ordinary shares held by Vector Capital. Cambium Networks did not raise any additional capital in the offering and the expenses are excluded as not part of continuing operations.

Amortization of acquired intangibles includes customer relationships, unpatented technology, patents, software, and trademarks, and are excluded since these are not indicative of continuing operations.

Amortization of capitalized software costs include capitalized research and development activities amortized over their useful life and included in cost of revenues and are excluded since these are not indicative of continuing operations.

Acquisition and integration costs consist of legal and professional fees relating to the acquisition of Xirrus. Cambium Networks excludes these expenses since they result from an event that is outside the ordinary course of continuing operations.

Restructuring expenses consist primarily of severance costs for employees which are not related to future operating expenses. Cambium Networks excludes these expenses since they result from an event that is outside the ordinary course of continuing operations. Excluding these charges permits more accurate comparisons of Cambium Networks ongoing business results.

Our non-GAAP tax adjustments include the tax impacts from share-based compensation expense including excess or decremental tax benefits available to the company that are recorded when incurred and impacts from the company's income tax valuation allowance initially recognized in the quarter ended June 30, 2019, and as reversed in the quarter ended March 31, 2021. Cambium Networks excludes these amounts to more closely approximate the company’s ongoing effective tax rate after adjusting for one-time or unique reoccurring items. The associated non-GAAP effective tax rate is also applied to the gross amount of non-GAAP adjustments for purposes of calculating non-GAAP net income in total and on a per-share basis. This approach is designed to enhance the ability of investors to understand the company's tax expense on its current operations, provide improved modeling accuracy, and substantially reduce fluctuations caused by GAAP adjustments which may not reflect actual cash tax expense.

Non-GAAP fully weighted basic and diluted shares are shown as outstanding during the entire period presented and include dilutive shares if their effect to earnings per share is dilutive.  We also use non-GAAP fully weighted basic and diluted shares to provide more comparable per-share results across periods.

These non-GAAP financial measures do not replace the presentation of our GAAP financial results and should only be used as a supplement to, not as a substitute for, our financial results presented in accordance with GAAP. There are limitations in the use of non-GAAP measures because they do not include all the expenses that must be included under GAAP and because they involve the exercise of judgment concerning exclusions of items from the comparable non-GAAP financial measure. In addition, other companies may use other measures to evaluate their performance, or may calculate non-GAAP measures differently, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. We present a “Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures” in the tables below.

The following table reconciles net income to Adjusted EBITDA, the most directly comparable financial measure, calculated and presented in accordance with GAAP (in thousands):

CAMBIUM NETWORKS CORPORATION
SUPPLEMENTAL SCHEDULE OF NON-GAAP ADJUSTED EBITDA
(In thousands)
(Unaudited)
	Three months ended
	September 30, 2021	June 30, 2021	September 30, 2020
Net income	$4,617	$11,517	$5,595
Interest expense, net	752	1,316	1,259
Provision for income taxes	355	1,385	144
Depreciation and amortization	1,775	1,751	1,807
EBITDA	7,499	15,969	8,805
Share-based compensation	2,076	2,098	954
Secondary offering expenses	—	376	—
Nonrecurring legal expenses	—	—	1,625
Restructuring expense	—	—	19
Adjusted EBITDA	$9,575	$18,443	$11,403

Adjusted EBITDA Margin	12.6%	19.9%	15.6%

The following table reconciles all other GAAP to non-GAAP financial measures (in thousands):

CAMBIUM NETWORKS CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	September 30, 2021	June 30, 2021	September 30, 2020
GAAP gross profit	$36,020	$46,092	$36,069
Share-based compensation expense	39	50	16
Amortization of capitalized software costs	227	187	163
Non-GAAP gross profit	$36,286	$46,329	$36,248
Non-GAAP gross margin	47.8%	50.0%	49.7%

GAAP research and development expense	$12,082	$12,617	$10,213
Share-based compensation expense	834	842	396
Restructuring expense	—	—	19
Non-GAAP research and development expense	$11,248	$11,775	$9,798

GAAP sales and marketing expense	$9,938	$9,718	$8,293
Share-based compensation expense	540	539	251
Non-GAAP sales and marketing expense	$9,398	$9,179	$8,042

GAAP general and administrative expense	$6,640	$7,896	$8,604
Share-based compensation expense	663	667	291
Secondary offering expenses	—	376	—
Nonrecurring legal expenses	—	—	1,625
Non-GAAP general and administrative expense	$5,977	$6,853	$6,688

GAAP depreciation and amortization	$1,548	$1,564	$1,643
Amortization of acquired intangibles	551	551	551
Non-GAAP depreciation and amortization	$997	$1,013	$1,092

GAAP operating income	$5,812	$14,297	$7,316
Share-based compensation expense	2,076	2,098	954
Secondary offering expenses	—	376	—
Nonrecurring legal expenses	—	—	1,625
Amortization of capitalized software costs	227	187	163
Amortization of acquired intangibles	551	551	551
Restructuring expense	—	—	19
Non-GAAP operating income	$8,666	$17,509	$10,628

GAAP pre-tax income	$4,972	$12,902	$5,739
Share-based compensation expense	2,076	2,098	954
Secondary offering expenses	—	376	—
Nonrecurring legal expenses	—	—	1,625
Amortization of capitalized software costs	227	187	163
Amortization of acquired intangibles	551	551	551
Write-down of debt issuance costs upon prepayment of debt	—	338	—
Restructuring expense	—	—	19
Non-GAAP pre-tax income	$7,826	$16,452	$9,051

GAAP provision for income taxes	$355	$1,385	$144
Valuation allowance impacts	—	—	(470)
Tax impacts of share vesting	(519)	(1,414)	—
Tax effect of Non-GAAP adjustments, using non-GAAP ETR	(571)	(710)	(662)
All other discrete items	280	(61)	—
Non-GAAP provision for income taxes	$1,165	$3,570	$1,276
Non-GAAP ETR	14.9%	21.7%	14.1%

GAAP net income	$4,617	$11,517	$5,595
Share-based compensation expense	2,076	2,098	954
Secondary offering expenses	—	376	—
Nonrecurring legal expenses	—	—	1,625
Amortization of capitalized software costs	227	187	163
Amortization of acquired intangibles	551	551	551
Write-down of debt issuance costs upon prepayment of debt	—	338	—
Restructuring expense	—	—	19
Non-GAAP adjustments to tax	(239)	(1,475)	(470)
Tax effect of Non-GAAP adjustments, using non-GAAP ETR	(571)	(710)	(662)
Non-GAAP net income	$6,661	$12,882	$7,775
Non-GAAP fully weighted basic shares	26,639	26,503	25,701
Non-GAAP fully weighted diluted shares	28,636	28,939	26,356
Non-GAAP net income per Non-GAAP basic share	$0.25	$0.49	$0.30
Non-GAAP net income per Non-GAAP diluted share	$0.23	$0.45	$0.29

###

Investor Inquiries:

Peter Schuman, IRC

Sr. Director Investor & Industry Analyst Relations

Cambium Networks

+1 (847) 264-2188

peter.schuman@cambiumnetworks.com